UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011
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BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On February 2, 2011, Bonds.com Group, Inc. (“we,” “us” or the “Company”) consummated a group of related transactions pursuant to which, among other things, we:

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sold 65 units for an aggregate purchase price of $6,500,000 to two accredited investors, with each unit (each a “Unit”) comprised of (a) warrants to purchase 1,428,571.429 shares of our Common Stock, par value $0.0001 per share, at an initial exercise price of $0.07 per share (the “Common Stock Warrants”), and (b) 100 shares of a newly-created class of preferred stock designated as Series D Convertible Preferred Stock (the “Series D Preferred”);

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issued 22.5 Units in exchange for (a) all of the outstanding shares of our Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), and (b) certain outstanding warrants to purchase shares of our Common Stock;

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issued 12.5 units (each a “Series D-1 Unit”) comprised of (a) warrants to purchase 14,285.714 shares of our Series A Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), at an initial exercise price of $7.00 per share (the “Series A Warrants”) and (b) 100 shares of a newly-created class of preferred stock designated Series D-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series D-1 Preferred”), in exchange for (a) all of the outstanding shares of our Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred”), and (b) certain outstanding warrants to purchase shares of our Series A Preferred; and

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acquired substantially all of the assets of Beacon Capital Strategies, Inc. (through an indirect wholly-owned subsidiary) in exchange for issuing 10,000 shares of a newly-created class of preferred stock  designated as Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”).

The foregoing transactions and certain related documents and matters are described in more detail below.  The following descriptions of the forgoing transactions and related documents and matters are summaries only and are qualified in their entirety by reference to the applicable documents, which are included as exhibits to this Current Report and incorporated by reference herein.

The Company’s Sale of Units.

On February 2, 2011, we entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Oak Investment Partners XII, Limited Partnership (“Oak”) and GFINet Inc. (“GFI”).  Pursuant to the Unit Purchase Agreement, among other things, on February 2, 2011, we sold to Oak and GFI an aggregate of 65 Units for a total purchase price of $6,500,000.

The shares of Series D Preferred included in the Units issued pursuant to the Unit Purchase Agreement are subject to the restriction that they may not be converted into shares of Common Stock until the Company’s authorized shares of Common Stock are increased from 300,000,000 to 1,000,000,000 (the “Conversion Restriction”), and the Common Stock Warrants included in the Units issued pursuant to the Unit Purchase Agreement are subject to the restriction that they may not be exercised for shares of Common Stock until the Company’s authorized shares of Common Stock are increased from 300,000,000 to 1,000,000,000 (the “Exercise Restriction”).

Subject to the Conversion Restriction, the shares of Series D Preferred included in the Units issued pursuant to the Exchange Agreement are initially convertible for an aggregate of approximately 92,857,143 shares of our Common Stock, and, subject to the Exercise Restriction, the Common Stock Warrants included in the Units issued pursuant to the Exchange Agreement are initially exercisable for an aggregate of approximately 92,857,143 shares of our Common Stock.

The Common Stock Warrants issued pursuant to the Unit Purchase Agreement include provisions, among other things, (a) permitting the holder to exercise such Common Stock Warrant through a cashless “net exercise election,” (b) providing that, for a period of 18 months following the date of the Unit Purchase Agreement, if the Company issues shares of Common Stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, then the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances), and (c) until such time as the Exercise Restriction no longer applies, if the Company undergoes certain changes of control the holder may require the Company to redeem the Common Stock Warrant for such amount as the holder thereof would have received in the change of control had the Common Stock Warrant been exercised immediately prior thereto.

In addition to providing for the sale of the Units, the Unit Purchase Agreement contains representations and warranties and covenants of the Company in favor of Oak and GFI.  The covenants set forth in the Unit Purchase Agreement include, without limitation, the following:

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For so long as Oak or GFI owns any of the shares of Series D Preferred, Common Stock Warrants or the shares of Common Stock issuable upon conversion or exercise thereof, the Company is required to timely file all reports it is required to file with the SEC pursuant to the Securities Exchange Act of 1934 (as amended, the “1934 Act”), and the Company is prohibited from terminating its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

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The Company is prohibited from selling any additional securities pursuant to the finaincg contemplated by the Unit Purchase Agreement without the prior written consent of each of Oak, GFI and UBS Americas, Inc.; provided, however, that until March 31, 2011, the Company may sell, without the prior written consent of such parties (a) up to an aggregate of 50 additional Units (at the same purchase price and on substantially identical terms to those set forth in the Unit Purchase Agreement (and in no event on terms more favorable than those set forth in the Unit Purchase Agreement)) to certain potential investors, and (b) up to an aggregate of 5 additional Units (at the same purchase price and on substantially identical terms to those set forth in the Unit Purchase Agreement (and in no event on terms more favorable than those set forth in the Unit Purchase Agreement)) to certain individuals approved by each Oak, GFI and UBS Americas, Inc..

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Other than Series C Preferred, Series D Preferred, Series D-1 Preferred, the Common Stock Warrants, and Series A Warrants, the Company is prohibited from selling any warrants, convertible debt or other securities convertible into the Company’s Common Stock that include dilution protection provisions other than provisions relating to stock splits, reclassifications, stock dividends and other like kind events.

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As promptly as possible, but in no event later than the date 180 days after the date of the Unit Purchase Agreement, the Company shall undertake any and all actions necessary to authorize, approve and effect the increase of its authorized Common Stock from 300,000,000 shares to 1,000,000,000 shares (the “Authorized Share Increase”), including, without limitation, (a) establishing a record date for, duly calling, giving notice of, convening and holding a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the necessary stockholder approval for the Authorized Share Increase, (b) preparing and filing with the Securities and Exchange Commission a proxy statement on Schedule 14A under the 1934 Act regarding the Authorized Share Increase and the Company Stockholders Meeting, and mailing (or otherwise making available in accordance with the 1934 Act and the Delaware General Corporation Law) a copy thereof to each of the Company’s stockholders, and (c) filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting such Authorized Share Increase. If the Company fails to cause the Authorized Share Increase to become effective in accordance with these obligations, the accruing dividend on the Series D Preferred and Series D-1 Preferred shall be increased to 12% per annum (from 8% per annum).

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Subject to certain limitations, the Company is required to defend, protect, indemnify and hold harmless Oak, GFI and each other holder of the securities acquired pursuant to the Unit Purchase Agreement from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith incurred by any such party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Unit Purchase Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Unit Purchase Agreement or the Series D Stockholders’ Agreement, or (c) any cause of action, suit or claim brought or made against such party by a third party and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Unit Purchase Agreement, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the securities contemplated by the Unit Purchase Agreement, (iii) the status of Oak, GFI or another holder of the securities contemplated by the Unit Purchase Agreement as an investor in the Company, or (iv) the exchange of Series B Preferred Stock for Series D Preferred Stock pursuant to the Exchange Agreement.

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In the event the conclusion, settlement or determination of any action, suit, proceeding, arbitration or dispute between the Company and Duncan-Williams, Inc. results in the Company issuing shares of capital stock to Duncan-Williams, Inc. or any of its affiliates, the Company is required to issue (and take such steps as are necessary in order to issue) to each of Oak and GFI such number of shares of capital stock and rights to acquire shares of capital stock of the same type and with the same terms as are then held by such buyer so that such buyer’s fully-diluted ownership percentage as of the time immediately prior to the issuance to Duncan Williams, Inc. is not decreased by such issuance.

Additionally, pursuant to the Unit Purchase Agreement, GFI and Oak agreed to, and Oak agreed to cause Beacon Capital Strategies, Inc. to: (a) appear (in person or by proxy) at any annual or special meeting of the stockholders of the Company at which the Authorized Share Increase will or may be considered, in each case, for the purpose of obtaining a quorum and (b) vote (in person or by proxy), or execute a written consent or consents if stockholders of the Company are requested to vote their shares by written consent, all of such stockholder’s voting shares of the Company’s capital stock: (i) in favor of the Authorized Share Increase; (ii) against: (x) any and all proposals contrary to the Authorized Share Increase; and (y) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach or failure by the Company to perform its obligations under with respect thereto; and (c) otherwise in support of the Authorized Share Increase and of the Company’s performance of its obligations with respect thereto.  Simultaneously with the execution of the Unit Purchase Agreement, GFI, Oak and Beacon entered into a Voting Agreement with Fund Holdings LLC, Bonds MX, LLC, Robert Jones, Edwin L. Knetzger, III (a member and Co-Chairman of the Company’s Board of Directors) and Laidlaw Venture Partners III, LLC pursuant to which Fund Holdings LLC, Bonds MX, LLC, Robert Jones, Edwin L. Knetzger, III and Laidlaw Venture Partners III, LLC agreed to take certain actions in support of the Authorized Share Increase, including voting all of their shares of the Company’s voting capital stock in favor of the Authorized Share Increase.  We anticipate that the shares of voting capital stock currently held by GFI, Oak, Beacon and the other parties to the Voting Agreement will constitute more than a majority of the shares entitled to vote on the Authorized Share Increase and that such parties will have the ability to cause the Authorized Share Increase to be approved when it is considered at a meeting of the Company’s stockholders.

The Company’s Exchange of Units and Series D-1 Units for Certain Outstanding Securities.

On February 2, 2011, in connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement, we entered into an Exchange Agreement (the “Exchange Agreement”) with UBS Americas, Inc. (“UBS”), Bonds MX, LLC (“Bonds MX”) and Robert Jones (“Jones”).  Pursuant to the Exchange Agreement, among other things, on February 2, 2011, we (a) issued 22.5 Units in exchange for all of the outstanding shares of our Series B Preferred and certain outstanding warrants to purchase shares of our Common Stock, and (b) issued 12.5 Series D-1 Units in exchange for all of the outstanding shares of our Series B-1 Preferred and certain outstanding warrants to purchase shares of our Series A Preferred.

The Series D Preferred and Series D-1 Preferred and the Common Stock Warrants included in the Units and Series D-1 Units issued pursuant to the Exchange Agreement are subject to the Conversion Restriction and Exercise Restriction, respectively.

The Common Stock Warrants issued pursuant to the Exchange Agreement include provisions, among other things, (a) permitting the holder to exercise such Common Stock Warrant through a cashless “net exercise election,” (b) providing that, for a period of 18 months following the date of the Exchange Agreement, if the Company issues shares of Common stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, then the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances), and (c) until such time as the Exercise Restriction no longer applies, if the Company undergoes certain changes of control the holder may require the Company to redeem the Common Stock Warrant for such amount as the holder thereof would have received in the change of control had the Common Stock Warrant been exercised immediately prior thereto.

Subject to the Conversion Restriction, the shares of Series D Preferred included in the Units issued pursuant to the Exchange Agreement are initially convertible for an aggregate of approximately  32,142,857 shares of our Common Stock, and subject to the Exercise Restriction, the Common Stock Warrants included in the Units issued pursuant to the Exchange Agreement are initially exercisable for an aggregate of 32,142,857 shares of our Common Stock.

The shares of Series D-1 Preferred included in the Series D-1 Units issued pursuant to the Exchange Agreement are initially convertible for an aggregate of approximately 178,571 shares of our Series A Preferred, and, subject to the Conversion Restriction and only in certain circumstances, also are initially convertible for an aggregate of approximately 17,857,143 shares of our Common Stock.  The Series A Warrants included in the Series D-1 Units issued pursuant to the Exchange Agreement are initially exercisable for an aggregate of approximately 178,571 shares of our Series A Preferred. The Series A Warrants issued pursuant to the Exchange Agreement include provisions, among other things, (a) permitting the holder to exercise such Series A Warrant through a cashless “net exercise election,” and (b) providing that, for a period of 18 months following the date of the Exchange Agreement, if the Company issues shares of Common Stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, then the exercise price of the Series A Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).

In addition to providing for the issuance of the of the Units and Series D-1 Units in exchange for the Series B Securities and Series B-1 Securities, the Exchange Agreement contains representations and warranties and covenants of the Company in favor of UBS, Bonds MX and Jones.  The covenants set forth in the Exchange Agreement substantially similar to those set forth in the Unit Purchase Agreement.

Series D Stockholders Agreement.

In connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement and the Exchange Agreement, on February 2, 2011, the Company, Oak, GFI, UBS, Bonds MX and Jones entered into a Series D Stockholders’ Agreement setting forth certain agreements among and between the Company and such stockholders (the “Stockholders Agreement”).

Pursuant to the Stockholders Agreement, in the event that Oak, GFI, UBS, Bonds MX or Jones (the “Series D Stockholders”) seeks to sell its shares of Series D Preferred or Series D-1 Preferred or warrants to purchase shares of Series D Preferred or Series D-1 Preferred, each other Series D Stockholder shall have the right to sell a pro rata portion of its similar securities along with the selling Series D Stockholder.  Alternatively, the Company, at its option, may redeem the applicable securities from the other Series D Stockholders and the selling Series D Stockholder would be permitted to sell his, her or its shares free of such obligation.  The foregoing obligations do not apply to transfers pursuant to Rule 144, transfers to certain permitted transferees, bona fide pledges and pledges outstanding as of the date of the Stockholders’ Agreement.  Such obligations also do not apply to sales of less than 10% of the securities held by the selling Series D Stockholder.

The Stockholders Agreement requires the Company to offer the Series D Stockholders the right to participate on a pro rata basis (based on its fully diluted shares of preferred stock relative to the total number of fully diluted shares of the Company) in future issuances of equity securities by the Company.

The foregoing right does not apply to issuance of equity securities (a) in connection with any acquisition of assets of another person, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such person or otherwise approved by the Company’s Board of Directors and the requisite holders of the Series D Preferred to the extent required under the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, (b) Exempted Securities (as such term is defined in the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock), (c) in an underwritten public offering with gross proceeds of at least $50,000,000 and a market capitalization of at least $175,000,000, and (d) approved by holders of a majority of the shares of Series D Preferred.  The Company may elect to consummate the issuance of equity securities and subsequently provide the Series D Stockholders their right to participate.  The foregoing right to participate under the Stockholders Agreement shall terminate on such date as of which less than 25% of the shares of Series D Preferred remain outstanding.

Pursuant to the Stockholders Agreement, for so long as the Series D Stockholders collectively own at least 25% of the shares of Series D Preferred issued pursuant to the Unit Purchase Agreement or Exchange Agreement or 25% of the shares of Common Stock  issued upon the conversion thereof, (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Company’s Board of Directors and (b) each Series D Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated in writing collectively by the Series D Stockholders (the “Series D Designee”).  Subject to the following sentence, the consent of each of the Series D Stockholders holding at least 8% of the outstanding shares of Series D Preferred as of the date of the Stockholders Agreement shall be required in respect of the designation of the Series D Designee.  Notwithstanding the foregoing, for so long as Oak continues to own at least 25% of the shares of Series D Preferred acquired by it pursuant to the Unit Purchase Agreement or 25% of the Common Stock issued upon the conversion thereof, the Series D Designee shall be designated by Oak in its sole discretion.  Subject to applicable law and the rules and regulations of the Securities and Exchange Commission and any securities exchange or quotation system on which the Company’s securities are listed or quoted, the Series D Designee shall have a right to be a member of each principal committee of the Board of Directors.

Pursuant to the Stockholders Agreement, for so long as Oak continues to own at least 25% of the shares of Series D Preferred Stock acquired by it pursuant to the Unit Purchase Agreement or 25% of the Common Stock issued upon the conversion thereof, (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Company’s Board of Directors and (b) each Series D Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated by Oak (the “Oak Designee”), which Oak Designee shall, for the avoidance of doubt, be in addition to Oak’s rights in respect of the Series D Designee.

So long as any Series D Stockholder holding at least 8% of the outstanding shares of Series D Preferred or Series D-1 Preferred as of the date of the Stockholders Agreement owns at least 25% of the shares of Series D Preferred Stock or Series D-1 Preferred Stock, respectively, acquired by it pursuant to the Unit Purchase Agreement or Exchange Agreement, such Series D Stockholder shall have the right to appoint one non-voting representative to attend each meeting of the Board of Directors and each committee thereof (an “Investor Observer”).  Each Investor Observer will be entitled to receive copies of all notices, minutes, consents and other materials and information that the Company provides to the Board; provided that (x) the Investor Observer shall execute a confidentiality agreement in a form reasonably acceptable to the Company and the investor designating such Investor Observer, and (y) the Company may require such Investor Observer to be recused from any meeting and may redact such materials on advice of counsel in connection with matters involving the attorney-client privilege or conflicts of interest.

Additionally, if, after the date of the Stockholders Agreement, any person acquires shares of Series A Preferred, Series D Preferred or Series D-1 Preferred, the Company shall use its reasonable best efforts to have such stockholder become a party to the Stockholders Agreement.  Additionally, the Company is prohibited from issuing any shares of Series D Preferred or Series D-1 Preferred without the prior consent of the Series D Stockholders (other than as permitted by the Unit Purchase Agreement) and unless such purchaser becomes a party to the Stockholders Agreement.

Amended and Restated Registration Rights Agreement.

In connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement and the Exchange Agreement, on February 2, 2011, the Company entered into an Amended and Restated Registration Rights Agreement with Oak, GFI, UBS, Bonds MX and Jones (the “Amended and Restated Registration Rights Agreement”).  The Amended and Restated Registration Rights Agreement requires the Company to file a registration statement with Securities and Exchange Commission covering the resale of all of the shares of Common Stock issuable upon conversion of the shares of Series D Preferred and Series D-1 Preferred and the exercise of the Common Stock Warrants sold to Oak, GFI, UBS (with respect to Common Stock issuable upon conversion of shares of Series D-1 Preferred only), Bonds MX and Jones.  The Company is required to file such registration statement not later than August 7, 2011.  The Amended and Restated Registration Rights Agreement amended, restated and replaced the Registration Rights Agreement, dated as of October 19, 2010, by and among the Company, UBS Americas, Bonds MX and Jones.

The Amended and Restated Registration Rights Agreement also provides Oak, GFI, UBS, Bonds MX and Jones “piggy back” registration rights with respect to certain registration statements filed by the Company for its own sale of shares of Common Stock or resales of shares of Common Stock by other stockholders, and also contains other customary undertakings and restrictions with respect to the Company.

The Company’s Acquisition of the Assets of Beacon Capital Strategies, Inc.

On February 2, 2011, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Bonds MBS, Inc., an indirect wholly-owned subsidiary of the Company (“Bonds MBS”), and Beacon Capital Strategies, Inc. (“Beacon”).  Oak is a significant stockholder of Beacon. Pursuant to the Asset Purchase Agreement, among other things, on February 2, 2011, the Company (through Bonds MBS) purchased substantially all of Beacon’s assets.  Beacon previously was engaged in the development and offering of an electronic trading platform for trades in fixed income securities (the “Beacon Business”).  As consideration for the purchase of the Beacon assets pursuant to the Asset Purchase Agreement, the Company, among other things, (a) issued to beacon 10,000 shares of Series C Preferred, and (b) assumed certain limited liabilities of Beacon.  Subject to the same Conversion Restriction as the shares of Series D Preferred and Series D-1 Preferred, the shares of Series C Preferred issued to Beacon are convertible into shares of the Company’s Common Stock and carry a preference (junior to the Series D Preferred and Series D-1 Preferred and on par with the liquidation preference of the Series A Preferred) upon any liquidation, dissolution of winding up of the Company (including certain changes of control which are deemed to be a liquidation).  The number of shares of Common Stock for which the Series C Preferred may be converted is contingent, and will be determined based on the future performance of  the Beacon Business (as described in more detail below), with the number of such shares ranging from zero shares to a maximum of 100,000,000 shares (subject to increase in the event the conversion price of the Series C Preferred is reduced pursuant to the antidilution provisions thereof).  The amount of the liquidation preference of the Series C Preferred also is contingent, and will be determined based on the future performance of the Beacon Business (as described in more detail below), but in no event will such liquidation preference be less than $4,000,000.

Additionally, the Asset Purchase Agreement contains representations and warranties and covenants of both Beacon in favor of the Company and the Company in favor of Beacon.  The covenants set forth in the Asset Purchase Agreement include, without limitation, the following:

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Beacon is prohibited, during the period beginning on the date of the Asset Purchase Agreement and ending on the fifth (5th) anniversary thereof, from directly or indirectly: (a) owning, managing, controlling, participating in, consulting with, rendering services for, or in any other manner engaging in any business that engages in the electronic trading of fixed income securities or otherwise competes with any business activities of the Company or its affiliates; (b) soliciting any person to whom Beacon either sold, provided or solicited to sell or provide any service or product, in each case, for the purpose of selling, providing or soliciting to sell or provide any service or product the same as that sold or provided by the Beacon Business; (c) diverting, recommending, referring or suggesting any customer or prospective customer of services or products provided or sold by the Beacon Business to any person other than the Company; (d) soliciting any Beacon employee hired by the Company to terminate such employment; or (e) knowingly or intentionally damaging or destroying the goodwill of the Company or the Beacon Business with vendors, suppliers, employees, patrons, customers, prospective customers and any others who may at any time have or have had business relations with the Company or the Beacon Business.

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Beacon is required to indemnify, defend and hold the Company and its affiliates harmless from, against and in respect of any and all damages incurred by any the Company arising out of or as a result of: (a) any inaccuracy or misrepresentation in or breach of any representation or warranty made by Beacon in the Asset Purchase Agreement; (b) any breach of any covenant or agreement made by Beacon in the Asset Purchase Agreement; (iii) any liability of Beacon not assumed by the Company pursuant to the Asset Purchase Agreement; and (d) all fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.  Beacon’s indemnification obligations are subject to significant limitations, including that the Company’s sole recourse with respect to such indemnification is to require Beacon to forfeit up to 2,000 shares of Series C Preferred with respect to most indemnification matters and up to an additional 1,000 shares of Series C Preferred (for a total of 3,000 shares of Series C Preferred) with respect to certain intellectual property-related indemnification matters.  Additionally, the Company may not bring any claim for indemnification with respect to breaches of representations or warranties after February 2, 2013.

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The Company is required to indemnify, defend and hold Beacon and its affiliates harmless from, against and in respect of any and all damages incurred by any of them arising out of or as a result of (a) any inaccuracy or misrepresentation in or breach of any representation or warranty made by the Company in the Asset Purchase Agreement; (b) any breach of any covenant or agreement made by either the Company in the Asset Purchase Agreement; and (c) all fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.  The Company’s indemnification obligations are subject to certain limitations, including that Beacon may not bring any claim for indemnification with respect to breaches of representations or warranties after February 2, 2013.

In connection with the acquisition of the Beacon assets, the Company, Bonds MBS and Beacon entered into an Agreement With Respect to Conversion, dated as of February 2, 2011 (the “Determination Agreement”).  The Determination Agreement, among other things, sets forth the provisions and procedures for determining the contingent number of shares of Common Stock issuable upon conversion of the Series C Preferred and the contingent liquidation preference of the shares of Series C Preferred.  Such contingent number of shares and contingent liquidation preference will be determined based on the gross revenue of the Beacon Business during a trailing eighteen-month period measured from a date (the “Determination Date”) to occur during the 30-month period following the date of the Asset Purchase Agreement.  The Determination Date shall be a date determined by Beacon by notice to the Company during such 30-month period; provided that the Determination Date may be triggered by certain events and will in no event be after the last day of such 30-month period.  In the event gross revenues of the Beacon Business for such trailing 18-month period as of the Determination Date equal or exceed $3,333,333, then the shares of Series C Preferred shall be convertible into the maximum number of contingent conversion shares and shall carry the maximum liquidation preference.  To the extent gross revenues of the Beacon Business for such trailing 18-month period as of the Determination Date are less than $3,333,333, then the number of conversion shares and the amount of the contingent liquidation preference will be reduced.

Additionally, pursuant to the Determination Agreement, the Company is required to use commercially reasonable efforts to support the operations of the Beacon Business and to maximize the gross revenue of the Beacon Business and the number of contingent conversion shares and the amount of the contingent liquidation preference.  This support requirement includes the requirement to provide working capital to the Beacon Business until the Determination Date of up to $2,000,000, with such working capital expenditures to be consistent with a budget agreed to among the parties, which amount the Company is required to set aside and which may be applied consistent with such budget by the management of the Beacon Business (subject to the discretion of the Strategy Committee discussed below).  The Company is also required to continue to fund the Beacon Business’ operations in excess of $2,000,000 if and when it is cash-flow positive.  Any changes in the Company’s or its affiliates budgets that negatively impact the Company’s ability to fund the foregoing $2,000,000 commitment shall require the approval of a “Strategy Committee,” which shall be comprised of the Company’s Chief Executive Officer and a person designated by Oak.

The Determination Agreement further provides that if the Company materially breaches any of its support obligations, then the number of conversion shares and liquidation preference to which the shares of Series C Preferred are entitled shall be the maximum amounts thereof.

Edwin L. Knetzger, III, a member and Co-Chairman of the Company’s Board of Directors, is a significant equity owner in Bonds MX, which is a party to the Exchange Agreement, Stockholders Agreement and Amended and Restated Registration Rights Agreement.

Cautionary Statements.

The above-referenced agreements (the “Transaction Agreements”) have been included as exhibits to this Current Report to provide information regarding their respective terms and the terms of the related transactions.  They are not intended to provide any other factual information regarding the Company. The representations, warranties and covenants contained in the Transaction Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Beacon or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Transaction Agreements should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company or any of their its subsidiaries or affiliates.

Item 1.02.                      Termination of a Material Definitive Agreement.

As stated in Item 1.01 above, on February 2, 2010, the Company and certain parties entered into the Amended and Restated Registration Rights Agreement, which amended, restated and replaced the Registration Rights Agreement, dated October 19, 2010, by and among the Company, UBS, Bonds MX and Jones. As also noted in Item 1.01 above, on February 2, 2011, the Company entered into the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Company’s Series B Stockholders’ Agreement, dated October 19, 2010, with UBS, Bonds MX and Jones was terminated.

Item 3.02.                      Unregistered Sale of Equity Securities.

As summarized in Item 1.01, above, on February 2, 2011, the Company sold an aggregate of 87.5 Units pursuant to the Unit Purchase Agreement and the Exchange Agreement.  The purchase price for 65 of such Units was $6,500,0000, and the consideration for 22.5 of such Units was the exchange of previously issued and outstanding securities which had been purchased from the Company for an aggregate purchase price of $2,250,000.  Additionally, as also summarized in Item 1.01 above, on February 2, 2011, the Company sold an aggregate of 12.5 Series D-1 Units pursuant to the Exchange Agreement.  The consideration for the 12.5 Series D-1 Units was the exchange of previously issued and outstanding securities which had been purchased from the Company for an aggregate purchase price of $1,250,000.

On February 2, 2011, the Company issued three warrants to third parties in exchange for services provided and to be provided to the Company.  Those warrants consist of a (a) a warrant to purchase 6,500,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 5 years, which was issued to Edwin L. Knetzger, III, a member and Co-Chairman of the Company’s Board of Directors, for prior services rendered (in addition to his services as a director of the Company), (b) a warrant to purchase 6,500,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 5 years, which was issued to Tully Capital Partners, LLC for prior services rendered, and (c) a warrant to purchase 15,000,000 shares of the Company’s Common Stock at a purchase price of $0.10 per share for a period of 5 years, which was issued to Laidlaw & Co (UK), Inc.

Additionally, on February 2, 2011, the Company issued Common Stock options to three employees.  Those Common Stock options consist of (a) two Common Stock options issued to George O’Krepkie to purchase 18,575,000 shares of the Company’s Common Stock at an exercise price of $0.07 per share and 18,575,000 shares of the Company’s Common Stock at an exercise price of $0.105 per share, each for a period of up to 7 years (subject to earlier termination) and on the terms of the form of Non-Qualified Stock Option Agreement included as Exhibit 10.15 to this Current Report, (b) two Common Stock options issued to an employee of the Company to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.07 per share and 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.105 per share, each for a period of up to 7 years (subject to earlier termination) pursuant to the Company’s 2011 Equity Plan and on the other terms set forth in the Stock Option Agreement included as Exhibit 10.16 to this Current Report, and (c) two Common Stock Options issued to an employee of the Company to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $0.07 per share and 500,000 shares of the Company’s Common Stock at an exercise price of $0.105 per share, each for a period of up to 7 years (subject to earlier termination) pursuant to the Company’s 2011 Equity Plan and on the other terms set forth in the Stock Option Agreement included as Exhibit 10.16 to this Current Report.

The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act based on representations and warranties made by purchasers and other factors.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers and Directors.

On February 2, 2011, our Board of Directors appointed George O’Krepkie as the Company’s President and John Ryan as the Company’s Chief Administrative Officer.  The Company entered into compensatory arrangements with both Mr. O’Krepkie and Mr. Ryan in connection with their appointment, which are summarized below.

Mr. O’Krepkie has been employed by the Company since December 2009, and prior to being appointed our President, was our Head of Sales.  Prior to joining the Company, Mr. O’Krepkie was Director of Fixed Income for BTIG LLC, an institutional brokerage and fund services company that provides order execution, ECN services, outsource trading and brokerage services, from January 2009 to December 2009.  From July 1999 until September 2008, Mr. O’Krepkie was employed with MarketAxess Holdings, Inc., which operates an electronic trading platform, most recently as its Head of Dealer Relationship Management.

Mr. Ryan has been employed by the Company in various capacities since approximately January 2010.  Prior to joining the Company, Mr. Ryan was the Business Administration Director at Shortridge Academy Ltd., a co-educational therapeutic boarding school in New Hampshire, for approximately five years. Mr. Ryan continues to be a member of Shortridge Academy’s Board of Directors and its part-time CFO.  From 2002 to 2003, Mr. Ryan was a Managing Director, CFO and CAO of Zurich Capital Markets, Inc.  While at Zurich Capital Markets, Mr. Ryan served as a Director and Chair of the Audit Committee of Zurich Bank (Ireland).

On February 2, 2011, our Board of Directors appointed Patricia Kemp and Eugene Lockhart to our Board of Directors.  Ms. Kemp and Mr. Lockhart were appointed to our Board of Directors pursuant to the Stockholders Agreement described above and as a condition to the consummation of the transactions contemplated by the Unit Purchase Agreement.  In connection with their appointment to the Board of Directors, the Company entered into Indemnification Agreements with each of Ms. Kemp and Mr. Lockhart.  The Indemnification Agreements expand upon and clarify certain procedural and other matters with respect to the rights to indemnification and advancement of expenses provided to directors of the Company pursuant to applicable Delaware law and the Company’s Bylaws.

Certain Compensatory Arrangements.

On February 2, 2011, the Company adopted a 2011 Equity Plan.  Pursuant to the 2011 Equity Plan, the Company may issue stock options and stock purchase rights for up to an aggregate of 72,850,000 shares of the Company’s Common Stock to officers, directors and consultants of the Company.

On February 2, 2011, the Company entered into Employment Agreements with Michael O. Sanderson, the Company’s Chief Executive Officer, George O’Krepkie, the Company’s newly-appointed President, Jeffrey M. Chertoff, the Company’s Chief Financial Officer, and John Ryan, the Company’s newly-appointed Chief Administrative Officer.  The principal terms of those Employment Agreements are described below.

Mr. Sanderson’s Employment Agreement provides that he shall be Chief Executive Officer of the Company, serving under the direction and supervision of the Company’s Board of Directors.  The term of the Employment Agreement is indefinite.  Pursuant to his Employment Agreement, for 2011, or until such later future year when the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000, Mr. Sanderson will be eligible for an annual bonus opportunity up to 100% of his base salary at the discretion of the Company’s Compensation Committee based on its evaluation of his performance and taking into account the Company’s financial strength and cash flow position. Commencing for the year after the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000 (and from that year forward), Mr. Sanderson will be eligible for a performance bonus equal to 5% of EBITDA.  Any earned performance bonus will be paid during the following year within 30 days after the Company’s receipt of its audited financial statements for such year, but in any event no later than the end of such year.

Mr. Sanderson’s Employment Agreement provides him with the following severance benefits:

●
Upon a termination for death or disability, Mr. Sanderson shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Sanderson shall be entitled to (a) payment of his base salary for a period of 18 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 18-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Sanderson shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. Sanderson’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. Sanderson from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, the Company has agreed to grant Mr. Sanderson two options to purchase shares of the Company’s Common Stock: (a) an option to purchase 18,575,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 7 years, half of which was vested at grant and the balance of which shall vest quarterly over a period of one year from the date of grant, and (b) an option to purchase 18,575,000 shares of the Company’s Common Stock at a purchase price of $0.105 per share for a period of 7 years, which shall vest quarterly over a period of two years after the option described above is fully vested; provided, however, that the Company shall not be required to grant such options until such time as the number of its authorized shares of Common Stock are increased from 300,000,000 shares to 1,000,000,000 shares.  Such options will be granted to Mr. Sanderson in the form attached as Exhibit 10.16 hereto and contain provisions with respect to the accelerated vesting and termination of the options upon the termination of Mr. Sanderson’s employment under various circumstances (which provisions shall be substantially similar to those set forth in the form of Option Agreement for George O’Krepkie attached as Exhibit 10.15 to this Current Report).

Mr. O’Krepkie’s Employment Agreement provides that he shall be President of the Company, serving under the direction and supervision of the Company’s CEO and, indirectly, its Board of Directors.  The term of the Employment Agreement is indefinite.  Mr. O’Krepkie’s base salary under the Employment Agreement is $240,000 per year, and he is eligible for an annual performance bonus based on a percentage of “Qualifying Company Revenue,” which the Employment Agreement defines as the Company’s revenue net of clearing charges recognized from the operations of all lines of business directly supervised by Mr. O’Krepkie, minus non-cash revenue items otherwise included in such revenue (determined in accordance with GAAP on a consolidated basis).  Under the Employment Agreement, Mr. O’Krepkie’s performance bonus shall be (a) 10% of Qualifying Company Revenue up to $50,000,000 of Qualifying Company Revenue per year; (b) 7.5% of Qualifying Company Revenue from $50,000,001 to $100,000,000 of Company Qualifying Revenue per year; and (c) 5% of Company Qualifying Revenue greater than $100,000,000 per year.

Mr. O’Krepkie’s Employment Agreement provides him with the following severance benefits:

●
Upon a termination for death or disability, Mr. O’Krepkie shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) payment of a portion of the performance bonus for the quarter in which the termination occurs, calculated based solely on Qualifying Company Revenue recognized during the portion of the quarter prior to the termination date (paid at the same time it would otherwise have been paid), and (d) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. O’Krepkie shall be entitled to (a) payment of his base salary for a period of 18 months from and after the termination date, (b) payment of a performance bonus on the same terms in place on the termination date through the end of the 18-month severance period (paid at the same time it would otherwise have been paid), (c) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (d) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (e) reimbursement of his COBRA premiums for continued health insurance coverage for him and his dependents through the end of the 18-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. O’Krepkie shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

In the event the performance bonus amounts payable to Mr. O’Krepkie as severance cause the Company’s EBITDA on a rolling four-quarter basis after accrual of such amounts to be negative, payment of the portion of the performance bonus amounts that would cause such EBITDA to be negative will be extended until the first quarter when such four-quarter EBITDA would not be negative; provided, however, that any payments so delayed shall accrue interest at the prime rate compounded quarterly and the applicable interest payments shall be paid at the same time as the principal amount is paid.  Once the Company’s EBITDA on a rolling four-quarter basis exceeds $5 million, this limitation will terminate.

Mr. O’Krepkie’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. O’Krepkie from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, on February 2, 2011, the Company granted to Mr. O’Krepkie two options to purchase shares of the Company’s Common Stock: (a) an option to purchase 18,575,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 7 years, all of which was vested at grant, and (b) an option to purchase 18,575,000 shares of the Company’s Common Stock at a purchase price of $0.105 per share for a period of 7 years, which shall vest quarterly over a period of three years.  These options were granted to Mr. O’Krepkie in the form attached as Exhibit 10.15 hereto and contain provisions with respect to the accelerated vesting and termination of the options upon the termination of Mr. O’Krepkie’s employment under various circumstances.

Mr. Chertoff’s Employment Agreement provides that he shall be Chief Financial Officer of the Company, serving under the direction and supervision of the Company’s Chief Executive Officer.  The term of the Employment Agreement is indefinite.  Pursuant to his Employment Agreement, for 2011, or until such later future year when the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000, Mr. Chertoff will be eligible for an annual bonus opportunity up to 50% of his base salary at the discretion of the Company’s Compensation Committee based on its evaluation of his performance and taking into account the Company’s financial strength and cash flow position. Commencing for the year after the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000 (and from that year forward), Mr. Chertoff will be eligible for a performance bonus equal to 1% of EBITDA.  Any earned performance bonus will be paid during the following year within 30 days after the Company’s receipt of its audited financial statements for such year, but in any event no later than the end of such year.

Mr. Chertoff’s Employment Agreement provides him with the following severance benefits:

●
Upon a termination for death or disability, Mr. Chertoff shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Chertoff shall be entitled to (a) payment of his base salary for a period of 12 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 12-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Chertoff shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. Chertoff’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. Chertoff from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, the Company has agreed to grant Mr. Chertoff two options to purchase shares of the Company’s Common Stock: (a) an option to purchase 4,000,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 7 years, half of which was vested at grant and the balance of which shall vest quarterly over a period of one year from the date of grant, and (b) an option to purchase 4,000,000 shares of the Company’s Common Stock at a purchase price of $0.105 per share for a period of 7 years, which shall vest quarterly over a period of two years after the option described above is fully vested; provided, however, that the Company shall not be required to grant such options until such time as the number of its authorized shares of Common Stock are increased from 300,000,000 shares to 1,000,000,000 shares.  Such options will be granted to Mr. Chertoff in the form attached as Exhibit 10.16 hereto and contain provisions with respect to the accelerated vesting and termination of the options upon the termination of Mr. Chertoff’s employment under various circumstances (which provisions shall be substantially similar to those set forth in the form of Option Agreement for George O’Krepkie attached as Exhibit 10.15 to this Current Report).

Mr. Ryan’s Employment Agreement provides that he shall be Chief Administrative Officer of the Company, serving under the direction and supervision of the Company’s Chief Executive Officer.  The term of the Employment Agreement is indefinite.  Pursuant to his Employment Agreement, for 2011, or until such later future year when the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000, Mr. Ryan will be eligible for an annual bonus opportunity up to 50% of his base salary at the discretion of the Company’s Compensation Committee based on its evaluation of his performance and taking into account the Company’s financial strength and cash flow position. Commencing for the year after the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000 (and from that year forward), Mr. Ryan will be eligible for a performance bonus equal to 1% of EBITDA.  Any earned performance bonus will be paid during the following year within 30 days after the Company’s receipt of its audited financial statements for such year, but in any event no later than the end of such year.

Mr. Ryan’s Employment Agreement provides him with the following severance benefits:

●
Upon a termination for death or disability, Mr. Ryan shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Ryan shall be entitled to (a) payment of his base salary for a period of 12 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 12-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Ryan shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. Ryan’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. Ryan from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, the Company has agreed to grant Mr. Ryan two options to purchase shares of the Company’s Common Stock: (a) an option to purchase 4,000,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 7 years, half of which was vested at grant and the balance of which shall vest quarterly over a period of one year from the date of grant, and (b) an option to purchase 4,000,000 shares of the Company’s Common Stock at a purchase price of $0.105 per share for a period of 7 years, which shall vest quarterly over a period of two years after the option described above is fully vested; provided, however, that the Company shall not be required to grant such options until such time as the number of its authorized shares of Common Stock are increased from 300,000,000 shares to 1,000,000,000 shares.  Such options will be granted to Mr. Ryan in the form attached as Exhibit 10.16 hereto and contain provisions with respect to the accelerated vesting and termination of the options upon the termination of Mr. Ryan’s employment under various circumstances (which provisions shall be substantially similar to those set forth in the form of Option Agreement for George O'Krepkie attached as Exhibit 10.15 to this Current Report).

The foregoing descriptions of the Indemnification Agreements, 2011 Equity Plan, Employment Agreements and stock option agreements are summaries only and are qualified in their entirety by reference to the form of Indemnification Agreement, 2011 Equity Plan, Employment Agreements and stock option agreements, as applicable, which are included as exhibits to this Current Report and incorporated herein by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions summarized in Item 1.01 above, on February 2, 2011, the Company amended its Certificate of Incorporation by filing (a) a Certificate of Designation of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) which authorized and created 10,000 shares of Series C Preferred, and (b) a Certificate of Designation of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock (the “Series D/D-1 Certificate of Designation”) which authorized and created 14,500 shares of Series D Preferred and 1,500 shares of Series D-1 Preferred.

The Shares of Series C Preferred have the following rights, privileges and preferences, among others, as more fully set forth in the Series C Certificate of Designation:

●
subject to the Conversion Restriction, the Series C Preferred are initially convertible (in full but not in part) at the option of the holders of a majority of the Series C Preferred into such number of shares Common Stock as equals the Conversion Value (as defined below) divided by the conversion price of $0.10 per share; provided that, for a period of 18 months following the date of the issuance of the Series C Preferred, if the Company issues shares of Common stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.10, then the conversion price of the Series C Preferred will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances);

●
subject to the Conversion Restriction, the Series C Preferred is mandatorily convertible into shares of our Common Stock if and when (a) our shares of Common Stock are listed on a national securities exchange and trade with a closing price of at least 200% of the option conversion price then in effect for a period of 180 consecutive trading days on average trading volume of not less than 250,000 shares per day over the subject 180-day trading period and (b) our Common Stock has an aggregate market value of at least $40,000,000 as of the last day of such 180-trading day period;

●
in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, prior to the Determination Date, subject to the rights of holders shares of Series D Preferred and Series D-1 Preferred, the holders of Series C Preferred shall be entitled to a liquidation preference equal to the greater of (a) the sum of (1) $4,000,000 plus (2) the Conversion Value (as defined below); provided that such aggregate amount shall in no event be greater than $10,000,000, and (b) the sum of (1) $4,000,000 plus (2) the amount which such holders would have received in such liquidation, dissolution or winding up had all holders of Series C Preferred converted their shares of Series C Preferred into shares of Common Stock on the date immediately preceding such liquidation, dissolution or winding up and the Conversion Value (as defined below) was determined at such time (such aggregate amount, the “Pre-Determination Date Liquidation Preference”);

●
in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, on or after the Determination Date, subject to the rights of holders of Series D Preferred and Series D-1 Preferred, the holders of Series C Preferred shall be entitled to a liquidation preference equal to the greater of (a) the sum of (1) $4,000,000 plus (2) the product of the aggregate number of Conversion Shares multiplied by $0.10, provided, however, that such aggregate amount shall in no event be greater than $10,000,000 and (b) the amount which such holders would have received in such liquidation, dissolution or winding up had all holders of Series C Preferred converted their shares of Series C Preferred into shares of Common Stock on the date immediately preceding such liquidation, dissolution or winding up and the Conversion Value (as defined below) was determined at such time (such aggregate amount, the “Post-Determination Date Liquidation Preference”);

●
upon certain changes of control, subject to the rights of holders of Series D Preferred and Series D-1 Preferred, the holders of Series C Preferred shall be entitled to a liquidation preference equal to: (a) in the event such change of control occurs prior to the Determination Date and prior to the date eight months after the date the Series C Preferred are first issued (“Series C Original Issue Date”), the greater of (1) the Pre-Determination Date Liquidation Preference and (2) $6,000,000; (b) in the event such change of control occurs prior to the Determination Date and on or after the date eight months after the Series C Original Issue Date but prior to the date twenty months after the Series C Original Issue Date, an amount equal to the greater of (1) the Pre-Determination Date Liquidation Preference and (2) $8,000,000; (c) in the event such change of control occurs prior to the Determination Date and on or after the date twenty months after the Series C Original Issue Date, an amount equal to the greater of (1) the Pre-Determination Date Liquidation Preference and (2) $10,000,000; and (d) in the event such change of control occurs prior to the Determination Date, an amount equal to the Post-Determination Date Liquidation Preference;

●
prior to the determination date, holders of Series C Preferred have the right to vote with holders of Common Stock on the basis of 1,250 votes per share of Series C Preferred and, after the Determination Date, holders of Series C Preferred have the right to vote with holders of Common Stock on an as-converted basis;

●
holders of Series C Preferred have the right to approve (by a vote of majority thereof) certain actions, including the creation or issuance of any class of preferred stock on par or senior to the Series C Preferred; and

●
holders of Series C Preferred, Series D Preferred and Series D-1 Preferred have the right to approve (by a vote of a majority thereof) certain corporate actions, including certain changes of control and the incurrence of indebtedness for borrowed money unless the Company would have, after giving effect to such incurrence, an EBITDA-to-interest ratio of at least 2:1.

The Series C Certificate of Designation defines the “Conversion Value” by reference to the Determination Agreement.  Pursuant to the Determination Agreement, the “Conversion Value” means the dollar amount that is equal to the lesser of (a) $10,000,000, and (b) the trailing 18-month revenue of the Beacon Business as of the Determination Date.

The shares of Series D Preferred and Series D-1 Preferred have the following rights, privileges and preferences, among others, as more fully set forth in the Series D/D-1 Certificate of Designation:

●
the Series D Preferred and Series D-1 Preferred each have a stated value of $1,000 and, subject to the Conversion Restriction, are initially convertible at the option of the holder into shares Common Stock at a conversion price of $0.07 per share, for an initial conversion ratio of 14,286 shares of Common Stock for each share of Series D Preferred and Series D-1 Preferred; provided that, for a period of 18 months following the date of the Unit Purchase Agreement, if the Company issues shares of Common stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, then the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances);

●
subject to the Conversion Restriction, the Series D Preferred is mandatorily convertible into shares of our Common Stock if and when (a) our shares of Common Stock are listed on a national securities exchange and trade with a closing price of at least 200% of the option conversion price then in effect for a period of 180 consecutive trading days on average trading volume of not less than 250,000 shares per day over the subject 180-day trading period and (b) our Common Stock has an aggregate market value of at least $40,000,000 as of the last day of such 180-trading day period;

●	the Series D-1 Preferred is mandatorily convertible into shares of our Series A Preferred upon the same mandatory conversion event applicable to the Series D Preferred;

●
dividends of 8% per annum shall accrue on the Series D Preferred and Series D-1 Preferred but are be payable as, if and when declared by the Company’s Board of Directors, in connection with the conversion thereof (in which case payment shall be in-kind) or as part of the liquidation or change of control preference summarized below (this accruing dividend shall increase to 12% per annum if the Company fails to comply with its obligation with respect to the Authorized Share Increase);

●
holders of shares of Series D Preferred and Series D-1 Preferred shall be entitled to a preferential payment (prior to any payment to holders of Series C Preferred, Series A Preferred or Common Stock) upon a liquidation or change of control equal, which payment shall be equal to the greater of (a) $1,200 per share plus all accrued but unpaid dividends, and (b) the amount that would have been received by the holder had they optionally converted their shares of Series D Preferred or Series D-1 Preferred into Common Stock prior to the liquidation or change of control;

●	holders of Series D Preferred have the right to vote with holders of Common Stock on an as-converted basis (regardless of the Conversion Restriction);

●
holders of Series D Preferred and Series D-1 Preferred have the right to approve (by a vote of at least 93% of the Series D Preferred and Series D-1 Preferred voting together as a single class) certain actions, including the creation or issuance of any class of preferred stock on par or senior to the Series D Preferred or Series D-1 Preferred; and

●
holders of Series C Preferred, Series D Preferred and Series D-1 Preferred have the right to approve (by a majority of the Series C Preferred, Series D Preferred and Series D-1 Preferred voting together as a single class) certain corporate actions, including certain changes of control and the incurrence of indebtedness for borrowed money unless the Company would have, after giving effect to such incurrence, an EBITDA-to-interest ratio of at least 2:1.

The foregoing description of the rights, privileges and preferences of the Series C Preferred, Series D Preferred and Series D-1 Preferred are summaries only and are qualified in their entirety by reference to the Series C Certificate of Designation and Series D/D-1 Certificate of Designation, which are included as exhibits to this Current Report and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock

3.2	Certificate of Designation of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock

10.1	Unit Purchase Agreement, dated as of February 2, 2011, by and among the Company, Oak Investment Partners XII, Limited Partnership and GFINet Inc.

10.2	Exchange Agreement, dated as of February 2, 2011, by and among the Company, UBS Americas, Inc., Bonds MX, LLC and Robert Jones

10.3
Series D Stockholders’ Agreement, dated as of February 2, 2011, by and among the Company, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas Inc., Bonds MX, LLC and Robert Jones

10.4
Amended and Restated Registration Rights Agreement, dated as of February 2, 2011, by and among the Company, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas Inc., Bonds MX, LLC and Robert Jones

10.5	Form of Common Stock Warrant

10.6	Form of Series A Warrant

10.7	Asset Purchase Agreement, dated as of February 2, 2011, by and among the Company, Bonds MBS, Inc. and Beacon Capital Strategies, Inc.

10.8	Agreement With Respect to Conversion, dated as of February 2, 2011, by and among the Company, Bonds MBS, Inc. and Beacon Capital Strategies, Inc.

10.9	Form of Indemnification Agreement

10.10	Employment Agreement, dated as of February 2, 2011, between the Company and Michael O. Sanderson

10.11	Employment Agreement, dated as of February 2, 2011, between the Company and George O’Krepkie

10.12	Employment Agreement, dated as of February 2, 2011, between the Company and Jeffrey M. Chertoff

10.13	Employment Agreement, dated as of February 2, 2011, between the Company and John Ryan

10.14	Bonds.com Group, Inc. 2011 Equity Plan

10.15	Form of Non-Qualified Stock Option Agreement between the Company and George O’Krepkie

10.16	Bonds.com Group, Inc. Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2011

BONDS.COM GROUP, INC.

By:	/s/ Jeffrey M. Chertoff
Name:	Jeffrey M. Chertoff
Title:	Chief Financial Officer

Exhibit Index
Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock

3.2	Certificate of Designation of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock

10.1	Unit Purchase Agreement, dated as of February 2, 2011, by and among the Company, Oak Investment Partners XII, Limited Partnership and GFINet Inc.

10.2	Exchange Agreement, dated as of February 2, 2011, by and among the Company, UBS Americas, Inc., Bonds MX, LLC and Robert Jones

10.3
Series D Stockholders’ Agreement, dated as of February 2, 2011, by and among the Company, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas Inc., Bonds MX, LLC and Robert Jones

10.4
Amended and Restated Registration Rights Agreement, dated as of February 2, 2011, by and among the Company, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas Inc., Bonds MX, LLC and Robert Jones

10.5	Form of Common Stock Warrant

10.6	Form of Series A Warrant

10.7	Asset Purchase Agreement, dated as of February 2, 2011, by and among the Company, Bonds MBS, Inc. and Beacon Capital Strategies, Inc.

10.8	Agreement With Respect to Conversion, dated as of February 2, 2011, by and among the Company, Bonds MBS, Inc. and Beacon Capital Strategies, Inc.

10.9	Form of Indemnification Agreement

10.10	Employment Agreement, dated as of February 2, 2011, between the Company and Michael O. Sanderson

10.11	Employment Agreement, dated as of February 2, 2011, between the Company and George O’Krepkie

10.12	Employment Agreement, dated as of February 2, 2011, between the Company and Jeffrey M. Chertoff

10.13	Employment Agreement, dated as of February 2, 2011, between the Company and John Ryan

10.14	Bonds.com Group, Inc. 2011 Equity Plan

10.15	Form of Non-Qualified Stock Option Agreement between the Company and George O’Krepkie

10.16	Bonds.com Group, Inc. Form of Stock Option Agreement